Exhibit 99. 1

Penn Virginia GP Holdings, L.P.

Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, PA 19087

FOR IMMEDIATE RELEASE

Contact:	James W. Dean, Director, Investor Relations
Ph: (610) 687-8900 Fax: (610) 687-3688 E-Mail: invest@pennvirginia.com

PENN VIRGINIA GP HOLDINGS, L.P.

ANNOUNCES FIRST QUARTER 2008 RESULTS

RADNOR, PA (BusinessWire) May 7, 2008 – Penn Virginia GP Holdings, L.P. (NYSE: PVG) today reported distributable cash, a non-GAAP (generally accepted accounting principles) measure, of $13.3 million, net income of $16.8 million, or $0.43 per limited partner unit, and adjusted net income, a non-GAAP measure which excludes the effects of a non-cash change in derivatives fair value, of $8.8 million, or $0.23 per limited partner unit, for the three months ended March 31, 2008. These results compare to distributable cash of $10.2 million, net income of $7.7 million, or $0.20 per limited partner unit, and adjusted net income of $8.4 million, or $0.22 per limited partner unit, for the first quarter of 2007. Reconciliations of distributable cash and adjusted net income, non-GAAP financial measures, appear in the financial tables later in this release.

As previously announced, on May 20, 2008, PVG will pay to unitholders of record as of May 5, 2008 a quarterly cash distribution covering the period of January 1 through March 31, 2008 in the amount of $0.34 per unit, or an annualized rate of $1.36 per unit. This annualized distribution represents a $0.08 per unit, or 6.3 percent, increase over the annualized distribution of $1.28 per unit paid in the prior quarter and a 30.8 percent increase over the annualized distribution of $1.04 per unit for the same quarter of 2007.

PVG owns the general partner, including the incentive distribution rights, and is the largest limited partner unitholder of Penn Virginia Resource Partners, L.P. (NYSE: PVR) and reports its financial results on a consolidated basis with the financial results of PVR. PVG currently has no separate operating activities apart from those conducted by PVR and derives its cash flow solely from cash distributions received from PVR.

These items, together with operational updates and full-year 2008 guidance for PVR and its coal and natural resource management and natural gas midstream segments, are discussed in more detail in PVR’s news release dated May 7, 2008 (please visit PVR’s website, www.pvresource.com under “For Investors,” for a copy of the release).

Management Comment

A. James Dearlove, Chief Executive Officer of PVG, said, “We are pleased to present first quarter 2008 results for PVG. PVR’s operations, which generate our cash flows, produced distributable cash flow that allowed for the 31 percent increase in the annualized rate of distributions as compared to the first quarter of 2007, including the recent six percent sequential quarterly distribution increase. We remain focused on continuing to grow cash distributions as PVR executes its growth strategy. PVR expects continued contributions from recent acquisitions and from the startup of two gas processing plants during the first half of 2008. As always, PVR continues to evaluate acquisitions and other expansion opportunities in both segments to supplement growth from its existing operations.”

Guidance for 2008

See the Guidance Table included in PVR’s May 7, 2008 release for guidance estimates for full-year 2008.

Conference Call

A joint conference call and webcast, during which management will discuss first quarter 2008 financial and operational results for PVG and PVR, is scheduled for Thursday, May 8, 2008 at 1:00 p.m. ET. Prepared remarks by A. James Dearlove, Chief Executive Officer, will be followed by a question and answer period. Investors and analysts may participate via phone by dialing 1-877-407-9205 five to ten minutes before the scheduled start of the conference call, or via webcast by logging on to PVG’s website at www.pvgpholdings.com at least 20 minutes prior to the scheduled start of the call to download and install any necessary audio software. A telephonic replay of the call will be available until May 22, 2008 at 11:59 p.m. ET by dialing 1-877-660-6853 and using the following replay pass codes: account #286, conference ID #281756. An on-demand replay of the conference call will be available at PVG’s website beginning shortly after the call.

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Headquartered in Radnor, PA, Penn Virginia GP Holdings, L.P. (NYSE: PVG) is a publicly traded limited partnership formed to own the general partner interest, all of the incentive distribution rights and approximately 42 percent of the limited partner interests in PVR. For more information, please visit PVG’s website at www.pvgpholdings.com.

For more information about PVG, please visit its website at www.pvgpholdings.com. For more information about PVR, please visit its website at www.pvresource.com.

Certain statements contained herein and incorporated herein by reference to the PVR news release dated May 7, 2008 that are not descriptions of historical facts are “forward-looking” statements by PVR within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in PVR’s news release dated May 7, 2008 and in our press releases and public periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. Many of the factors that will determine PVR’s and, therefore, our future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as the result of new information, future events or otherwise.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS - unaudited

(dollars in thousands, except per unit data)

	Three Months Ended, March 31,
	2008	2007
Revenues
Natural gas midstream	$125,048	$95,318
Coal royalties	23,962	25,000
Coal services	1,862	1,601
Other	5,942	2,281

Total revenues	156,814	124,200

Expenses
Cost of midstream gas purchased	99,697	79,731
Operating	6,793	5,514
Taxes other than income	1,072	843
General and administrative	7,134	6,401
Depreciation, depletion and amortization	11,500	10,133

Total expenses	126,196	102,622

Operating income	30,618	21,578

Other income (expense)
Interest expense	(4,932)	(3,547)
Interest income and other	545	353
Derivatives	7,776	(2,647)

Income before minority interest	34,007	15,737

Minority interest	(17,205)	(8,017)

Net income	$16,802	$7,720

Net income per limited partner unit, basic and diluted	$0.43	$0.20

Weighted average number of units outstanding, basic and diluted (in thousands)	39,075	39,062

Other data:
Coal and natural resource management segment:
Coal royalty tons (in thousands)	7,640	8,284
Average coal royalties ($ per ton)	$3.14	$3.02
Average net coal royalties ($ per ton) - (a)	$2.81	$2.80

Natural gas midstream segment:
System throughput volumes (MMcf)	17,287	15,900
Gross processing margin (in thousands)	$25,351	$15,587

(a)	-	The average net coal royalties per ton deducts coal royalties expense, which are incurred primarily in Central Appalachia.

PENN VIRGINIA GP HOLDINGS, L.P.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2008	December 31, 2007
	(unaudited)
Assets
Cash and cash equivalents	$18,981	$30,503
Receivables	93,665	78,888
Derivative assets	3,779	1,212
Other current assets	4,386	4,104

Total current assets	120,811	114,707
Property, plant and equipment, net	740,652	731,282
Derivative assets	419	—
Other long-term assets	95,232	96,262

Total assets	$957,114	$942,251

Liabilities and Partners’ Capital
Accounts payable and accrued liabilities	$92,726	$76,666
Current portion of long-term debt	13,269	12,561
Deferred income	2,383	2,958
Derivative liabilities	29,338	41,733

Total current liabilities	137,716	133,918
Other long-term liabilities	27,119	26,406
Derivative liabilities	4,808	1,315
Long-term debt of PVR	400,479	399,153
Minority interest in PVR	166,611	161,075
Partners’ capital	220,381	220,384

Total liabilities and partners’ capital	$957,114	$942,251

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - unaudited

(in thousands)

	Three Months Ended March 31,
	2008	2007
Operating Activities
Net income	$16,802	$7,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	11,500	10,133
Commodity derivative contracts:
Total derivative losses (gains)	(6,668)	3,490
Cash payments to settle derivatives for period	(9,522)	(2,072)
Non-cash interest expense	164	164
Minority interest	17,205	8,017
Equity earnings, net of distributions	(360)	(233)
Other	(218)	(40)
Changes in operating assets and liabilities	(924)	(4,552)

Net cash provided by operating activities	27,979	22,627

Investing Activities
Acquisitions, net of cash acquired	(20)	(339)
Additions to property, plant and equipment	(17,650)	(7,002)
Other	341	43

Net cash used in investing activities	(17,329)	(7,298)

Financing Activities
Distributions to partners	(24,172)	(13,342)
Proceeds from borrowings, net	2,000	5,000
Proceeds from issuance of common units, net	—	860

Net cash used in financing activities	(22,172)	(7,482)

Net increase (decrease) in cash and cash equivalents	(11,522)	7,847
Cash and cash equivalents - beginning of period	30,503	13,687

Cash and cash equivalents - end of period	$18,981	$21,534

PENN VIRGINIA GP HOLDINGS, L.P.

DISTRIBUTABLE CASH - unaudited

(in thousands, except per unit data)

The following table presents the calculation and reconciliation of distributable cash of PVG with respect to the three months ended March 31, 2008 and 2007:

	Three Months Ended March 31,
	2008 (Note 1)	2007
Distributable cash:
Cash distributions received from PVR associated with:
2% general partner interest	$423	$386
General partner incentive distribution rights	4,469	2,662
19,587,049 PVR common units	8,814	8,031

Total cash received from PVR	13,706	11,079

Deduct: Net expenses of PVG on a stand-alone basis (Note 2)	(600)	(696)
Cash reserve for working capital	179	(223)

Distributable cash (Note 3)	$13,285	$10,160

Cash distributions paid to partners of PVG
To Penn Virginia Corporation	$10,909	$8,343
To public unitholders	2,376	1,817

Total cash distributions paid	$13,285	$10,160

Distribution per limited partner unit (paid in subsequent period)	$0.34	$0.26

Units outstanding (in thousands)	39,075	39,075

Note 1	-	The three months ended March 31, 2008 column represents cash distributions expected to be received from PVR and cash distributions expected to be paid to unitholders of PVG in May 2008.
Note 2	-	Estimated net expenses of PVG, which represent general and administrative expenses, partially offset by interest income.
Note 3	-	Distributable cash represents cash distributions received from PVR, minus PVG’s net expenses, minus cash reserve for working capital. Distributable cash is presented because PVG believes it is a useful adjunct to net income under GAAP. Distributable cash is a significant liquidity metric which is an indicator of PVG’s ability to pay quarterly cash distributions to its limited partners. Distributable cash is also the quantitative standard used throughout the investment community with respect to publicly traded partnerships. Distributable cash is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows, as a measure of liquidity or as an alternative to net income.

CERTAIN NON-GAAP FINANCIAL MEASURES - unaudited

(in thousands, except per unit data)

	Three Months Ended March 31,
	2008	2007
Reconciliation of GAAP “Net income” to Non-GAAP “Net income as adjusted”
Net income as reported	$16,802	$7,720
Adjustments for derivatives:
Derivative losses included in operating income	1,108	843
Derivative losses (gains) included in other income	(7,776)	2,647
Cash payments to settle derivatives for period	(9,522)	(2,072)
Impact of adjustments on minority interest	8,191	(722)

Net income as adjusted (Note 4)	$8,803	$8,416

Net income as adjusted, per limited partner unit	$0.23	$0.22

Note 4	-	Net income as adjusted represents net income excluding any gains or losses on derivatives, adjusted for any cash settlements received (paid) and adjusted for related minority interest. We believe “net income as adjusted” provides a useful measure which excludes the impact of mark-to-market accounting.

PENN VIRGINIA GP HOLDINGS, L.P.

QUARTERLY SEGMENT INFORMATION - unaudited

(in thousands)

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended March 31, 2008

Revenues
Natural gas midstream	$—	$125,048	$—	$125,048
Coal royalties	23,962	—	—	23,962
Coal services	1,862	—	—	1,862
Timber	1,584	—	—	1,584
Oil and gas royalties	1,234	—	—	1,234
Other	1,652	1,472	—	3,124

Total revenues	30,294	126,520	—	156,814

Expenses
Cost of midstream gas purchased	—	99,697	—	99,697
Coal royalties expense	2,512	—	—	2,512
Other operating	231	4,050	—	4,281
Taxes other than income	371	701	—	1,072
General and administrative	3,185	3,333	616	7,134
Depreciation, depletion and amortization	6,413	5,087	—	11,500

Total expenses	12,712	112,868	616	126,196

Operating income (loss)	$17,582	$13,652	$(616)	$30,618

Additions to property and equipment and acquisitions	$48	$17,622	$—	$17,670

	Coal and Natural Resource Management	Natural Gas Midstream	Other	Consolidated
Three Months Ended March 31, 2007

Revenues
Natural gas midstream	$—	$95,318	$—	$95,318
Coal royalties	25,000	—	—	25,000
Coal services	1,601	—	—	1,601
Timber	179	—	—	179
Oil and gas royalties	277	—	—	277
Other	1,427	398	—	1,825

Total revenues	28,484	95,716	—	124,200

Expenses
Cost of midstream gas purchased	—	79,731	—	79,731
Coal royalties expense	1,783	—	—	1,783
Other operating	372	3,359	—	3,731
Taxes other than income	323	520	—	843
General and administrative	2,616	3,023	762	6,401
Depreciation, depletion and amortization	5,490	4,643	—	10,133

Total expenses	10,584	91,276	762	102,622

Operating income (loss)	$17,900	$4,440	$(762)	$21,578

Additions to property and equipment and acquisitions	$1,336	$6,005	$—	$7,341